United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2012

SquareTwo Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-170734	84-1261849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 South Monaco Street, Denver, Colorado 80237
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 303-296-3345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, Mr. Bennett Thompson was appointed a member of the Board of Directors of CA Holding, Inc. and its subsidiary, SquareTwo Financial Corporation.  Mr. Thompson will fill the vacancy left by the resignation of Mr. Adam Geneser who resigned from the Board of Directors effective as of July 16, 2012.

Mr. Thompson is a Principal of KRG Capital Partners (KRG), and has held several positions with the firm since joining it in 2007.  Mr. Thompson currently serves on the board of directors of Allpoints Foodservice Parts & Supplies, Federal, and Aurora Diagnostics.  Prior to joining KRG, Mr. Thompson was a Vice President of Heritage Partners, a Boston-based, middle-market private equity firm.  Mr. Thompson also worked previously as an investment banking Analyst with Harris Williams & Co.  Mr. Thompson earned a B.A. degree in Economics from Washington and Lee University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARETWO FINANCIAL CORPORATION

Date:	July 16, 2012	By:	/s/ Thomas G. Good
		Name:	Thomas G. Good
		Title:	General Counsel